                                                                     Exhibit 5.1

                     SANDERS, BARNET, GOLDMAN, SIMONS & MOSK
                           A PROFESSIONAL CORPORATION
                       1901 AVENUE OF THE STARS, SUITE 850
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 553-8011
                            TELECOPIER (310) 553-2435

                                October 28, 1997

2963.06.23.20B

Ameristar Casinos, Inc.
3773 Howard Hughes Parkway
Suite 490 South
Las Vegas, Nevada  89109

               RE:  $100,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                     10 1/2% SENIOR SUBORDINATED NOTES DUE 2004 SERIES B

Ladies and Gentlemen:

        You have requested our opinion in connection with the registration of $100,000,000 principal amount of 10 1/2% Senior Subordinated Notes due 2004 Series B (the "Exchange Notes"), by Ameristar Casinos, Inc., a Nevada corporation (the "Company"), and the Subsidiary Guarantees (the "Subsidiary Guarantees," and together with the Exchange Notes, the "Securities") by each of Ameristar Casino Council Bluffs, Inc., an Iowa corporation ("ACCBI"), Ameristar Casino Las Vegas, Inc., a Nevada corporation ("ACLVI"), Ameristar Casino Vicksburg, Inc., a Mississippi corporation ("ACVI"), A.C. Food Services, Inc., a Nevada corporation ("ACFS"), AC Hotel Corp., a Mississippi corporation ("ACHC," and collectively with ACCBI, ACLVI, ACVI and ACFS, the "Existing Guarantors") and Cactus Pete's, Inc., a Nevada corporation ("CPI," and together with the Existing Guarantors, the "Guarantors") pursuant to the Indenture dated as of July 15, 1997, by and among the Company, First Trust National Association, as Trustee (the "Trustee") and each of the Existing Guarantors, as amended and supplemented by the Supplemental Indenture dated as of October 24, 1997, by and among Company, the Trustee, the Existing Guarantors and CPI, under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on August 26, 1997 (File No. 333-34381), as amended by Amendment No. 1 to be filed with the Commission on or about October 30, 1997 (the "Registration Statement").

        This opinion is being given solely in reliance on the attached opinion, dated October 28, 1997, addressed to you from Latham & Watkins, special New York Counsel to the Company and the Guarantors, and this opinion is subject to all the qualifications, limitations and assumptions set forth in such opinion of Latham & Watkins.

        We are opining herein as to the effect on the subject transactions only of the internal laws of the State of New York (and only those of such laws that are generally applicable to
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AMERISTAR CASINOS, INC.        OCTOBER 28, 1997                           PAGE 2

transactions of this type), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

               (1) The Exchange Notes, when executed, authenticated and delivered by or on behalf of the Company in the manner described in the Registration Statement, will constitute the valid and binding obligation of the Company.

               (2) The Subsidiary Guarantees are the valid and binding obligation of each of the Guarantors.

        The opinions rendered in paragraphs 1 and 2 relating to the valid and binding nature of the Exchange Notes and the Subsidiary Guarantees are subject to the following exceptions, limitations and qualifications:

               (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect or relating to or effecting the rights and remedies of creditors;

               (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding in equity or law may be brought;

               (iii) the unenforceability under certain circumstances under law or a court decision of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

               (iv) the effect on upstream guarantees and other aspects of the transaction of Sections 547 and 548 of the federal Bankruptcy Code and comparable provisions of state law (including without limitation, Article 10 of the New York Debtor and Creditor Law).


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AMERISTAR CASINOS, INC.        OCTOBER 28, 1997                           PAGE 3

        We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Registration Statement under the heading "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                 Very truly yours,

                                 Sanders, Barnet Goldman, Simons & Mosk
                                 A Professional Corporation


                                 By:    /s/ GORDON R. KANOFSKY
                                    --------------------------------------------
                                        Gordon R. Kanofsky
                                        Of Counsel
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                                LATHAM & WATKINS
                                ATTORNEYS AT LAW
                           53rd AT THIRD, SUITE 1000
                                885 THIRD AVENUE
                         NEW YORK, NEW YORK 10022-4802
                            TELEPHONE (212) 906-1200
                               FAX (212) 751-4864



                                October 28, 1997


                              FILE NO. 022908-0020

Ameristar Casinos, Inc.
3773 Howard Hughes Parkway
Suite 490 South
Las Vegas, Nevada  89109

                Re: Exchange Notes; $100,000,000 Aggregate Principal of Senior Subordinated Notes

Ladies and Gentlemen:

               You have requested our opinion in connection with the registration of $100,000,000 principal amount of 10 1/2% Senior Subordinated Notes due 2004 Series B (the "Exchange Notes"), by Ameristar Casinos, Inc., a Nevada corporation (the "Company"), and the Subsidiary Guarantees (the "Subsidiary Guarantees," and together with the Exchange Notes, the "Securities") by each of Ameristar Casino Council Bluffs, Inc., an Iowa corporation ("ACCBI"), Ameristar Casino Las Vegas, Inc., a Nevada corporation ("ACLVI"), Ameristar Casino Vicksburg, Inc., a Mississippi corporation ("ACVI"), A.C. Food Services, Inc., a Nevada corporation ("ACFS"), AC Hotel Corp., a Mississippi corporation ("ACHC," and collectively with ACCBI, ACLVI, ACVI and ACFS, the "Existing Guarantors") and Cactus Pete's, Inc., a Nevada corporation ("CPI," and together with the Existing Guarantors, the "Guarantors") pursuant to the Indenture dated as of July 15, 1997, by and among the Company, First Trust National Association, as Trustee (the "Trustee") and each of the Existing Guarantors (the "Original Indenture"), as amended and supplemented by the Supplemental Indenture dated as of October 24, 1997, by and among Company, the Trustee, the Existing Guarantors and CPI (the "Supplemental Indenture," and together with the Original Indenture and the Securities, the "Documents"), under the Securities Act of 1933, as amended, on Form S-4 filed with the

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LATHAM & WATKINS
Ameristar Casinos, Inc.
October 28, 1997
Page 2

Securities and Exchange Commission (the "Commission") on August 26, 1997 (File No. 333-34381), as amended by Amendment No. 1 to be filed with the Commission on or about October 30, 1997 (the "Registration Statement").

               In our capacity as your special New York counsel in connection with such registration, we are familiar with the proceedings taken by the Company and the Guarantors in connection with the authorization and issuance of the Securities, and for the purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

               In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authority of all persons signing each of the documents on behalf of the parties thereto, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed, telefacsimile or photostatic copies.

               We have been furnished with, and with your consent have relied upon, certificates of officers or other representatives of the Company and each of the Guarantors with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We have relied, to the extent that we deem such reliance proper, upon other statements of public officials and officers or other representatives of the parties to the Documents and on the representations and warranties set forth in the Documents, with respect to certain factual matters.

              We are opining herein as to the effect on the subject transactions only of the internal laws of the State of New York (and only those of such laws that are generally applicable to transactions of this type), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. Furthermore, we call to your attention that the Company and each of the Guarantors are located outside of the State of New York and, accordingly, it may be necessary to seek execution or enforcement of certain rights and remedies under the laws of such other jurisdictions. We express no opinion whether or to what extent such other jurisdictions would respect New York law.

               For purposes of this opinion, we have assumed, with your permission, and without independent investigation or verification of any kind, the following:
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LATHAM & WATKINS
Ameristar Casinos, Inc.
October 28, 1997
Page 3

               (i) Each of the parties to the Documents is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, with corporate or other organizational power and authority and full legal right to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into the Documents to which it is a party and perform its obligations thereunder;

               (ii) Each of the Documents has been duly authorized, executed and delivered by each of the parties thereto;

               (iii) Neither the execution and delivery of each of the Documents, the sale of each of the Securities, nor the performance by each such party of its obligations under each of such Documents, contravenes or conflicts with (a) its Articles of Association, or other applicable constituent documents, as the case may be, (b) any law, rule or regulation binding upon it (including any Federal, New York or other law with respect to the sale of securities), (c) any agreement or instrument to which it is a party or by which its properties or assets are bound, or (d) any judicial or administrative judgment, injunction, order or decree that is binding upon it or its properties or assets;

               (iv) No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any court, governmental body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, the execution and delivery of the Documents by each of the parties thereto, or in connection with the performance of each such party's obligations thereunder or the consummation of the transactions contemplated thereby other than those that have been obtained or made and are in full force and effect or will be obtained or made prior to the time the same is required and thereafter remains in full force and effect; and

               (v) Each of the Documents constitutes the legally valid and binding obligations of each of the parties thereto (other than the Company and each of the Guarantors), enforceable against such parties in accordance with their respective terms.

               Except as otherwise expressly set forth herein, we express no opinion as to compliance by any parties to the Securities with any local, state or federal laws or regulations applicable to the subject transactions because of the nature of their business.

               Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

               (1) The Exchange Notes, when executed, authenticated and delivered by or on behalf of the Company in the manner described in the Registration Statement, will constitute the valid and binding obligation of the Company.

LATHAM & WATKINS
Ameristar Casinos, Inc.
October 28, 1997
Page 4

               (2) The Subsidiary Guarantees are the valid and binding obligation of each of the Guarantors.

               The opinions rendered in paragraphs 1 and 2 relating to the valid and binding nature of the Exchange Notes and the Subsidiary Guarantees are subject to the following exceptions, limitations and qualifications:

               (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect or relating to or effecting the rights and remedies of creditors;

               (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding in equity or law may be brought;

               (iii) the unenforceability under certain circumstances under law or a court decision of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

               (iv) the effect on upstream guarantees and other aspects of the transaction of Sections 547 and 548 of the federal Bankruptcy Code and comparable provisions of state law (including without limitation, Article 10 of the New York Debtor and Creditor Law).

               To the extent that the obligations of the Company and the Guarantors under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly qualified to engage in the activities contemplated by the Indenture and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture. We have further assumed that the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations.

               We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Registration Statement under the heading "Legal Matters." We further consent to the reliance on this opinion by Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation, in connection with the opinion of such firm to you being filed as an exhibit to the Registration Statement.

                                               Very truly yours,


                                               LATHAM & WATKINS